Exhibit (k)(2)

BlackRock Advisors, LLC
100 Bellevue Parkway
Wilmington, Delaware 19809

_______________, 2012

BlackRock Alternatives Allocation Master Portfolio LLC
BlackRock Alternatives Allocation Portfolio LLC
BlackRock Alternatives Allocation FB Portfolio LLC
BlackRock Alternatives Allocation TEI Portfolio LLC
BlackRock Alternatives Allocation FB TEI Portfolio LLC
100 Bellevue Parkway
Wilmington, Delaware 19809

Ladies and Gentlemen:

We are writing to confirm our understanding that BlackRock Alternatives Allocation Master Portfolio LLC, BlackRock Alternatives Allocation Portfolio LLC, BlackRock Alternatives Allocation FB Portfolio LLC, BlackRock Alternatives Allocation TEI Portfolio LLC and BlackRock Alternatives Allocation FB TEI Portfolio LLC (each, a "Fund" and collectively, the "Funds") have a nonexclusive, revocable license to use the word "BlackRock" in its name and that if BlackRock Advisors, LLC (the "Advisor") ceases to be the investment adviser to a Fund, such Fund will cease using such name as promptly as practicable, making all reasonable efforts to remove "BlackRock" from its name including calling a special meeting of unitholders.

Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Funds, has informed us that the provision described above is contained in each Fund's investment management agreements, and that continued use of the name "BlackRock" if the Advisor ceases to be the investment adviser would probably violate those provisions of the Investment Company Act of 1940, as amended, that require that each Fund's name not be misleading.

Execution of this letter agreement on behalf of the Fund will signify that the Fund understands that it has a nonexclusive, revocable license to the use of the name "BlackRock."

BLACKROCK ADVISORS, LLC

By:	/s/ Neal Andrews
Name:	Neal Andrews
Title:	Managing Director

BLACKROCK ALTERNATIVES ALLOCATION MASTER PORTFOLIO LLC

By:	/s/ Brendan Kyne
Name:	Brendan Kyne
Title:	Vice President

BLACKROCK ALTERNATIVES ALLOCATION PORTFOLIO LLC

By:	/s/ Brendan Kyne
Name:	Brendan Kyne
Title:	Vice President

BLACKROCK ALTERNATIVES ALLOCATION FB PORTFOLIO LLC

By:	/s/ Brendan Kyne
Name:	Brendan Kyne
Title:	Vice President

BLACKROCK ALTERNATIVES ALLOCATION TEI PORTFOLIO LLC

By:	/s/ Brendan Kyne
Name:	Brendan Kyne
Title:	Vice President

BLACKROCK ALTERNATIVES ALLOCATION FB TEI PORTFOLIO LLC

By:	/s/ Brendan Kyne
Name:	Brendan Kyne
Title:	Vice President

Signature Page to BlackRock Alternatives Allocation Name Licensing Agreement